Exhibit 99.1

Flash (NASDAQ: FLZH) Reports $266 million in Total Assets and $2.4 million in Cash at Second Quarter-End; $3.4 million of LPL Season 6 Fees Billed in Advance

Second Quarter and First Half 2026 Highlights

●	Total stockholders’ equity of $191.9 million at June 30, 2026, compared with a stockholders’ deficit of $45.2 million at December 31, 2025.

●	Cash of $2.4 million at June 30, 2026, compared with $0.1 million at December 31, 2025. Financing activities generated $5.5 million of net cash during the first half of 2026.

●	$3.4 million of Lanka Premier League Season 6 franchise, sponsorship and production fees were billed in advance and recorded as contract liabilities at June 30, 2026. These amounts are in addition to revenue generated during the season and are expected to be recognized as revenue in the third quarter of 2026 as the season is delivered.

●	Legacy pre-merger business operations were classified entirely as discontinued operations. Loss from discontinued operations narrowed 90.1%, to $1 million for the first half of 2026 from $9.6 million for the first half of 2025.

NEW YORK, August 18th , 2026 – Flash Sports & Media Holdings, Inc. (“Flash”) (Nasdaq: FLZH), an owner and producer of professional T20 cricket properties, reported financial results for the second quarter ended June 30, 2026 and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

The second quarter was the first full quarter of operations following the February 17, 2026 merger, and the resulting consolidation of Innovative Production Group FZ, LLC (“IPG”), the exclusive Event Rights Partner for the Sri Lanka-based Lanka Premier League. It was a quarter of construction rather than harvest while the Company spent the period funding, staffing and contracting the sixth season of the Lanka Premier League, which began play in July 2026.

That timing is the single most important fact in these results. Under ASC 606, the Company recognizes franchise, sponsorship and media rights revenue as the season is delivered, not when it is sold or collected. While being delivered in the third quarter, season 6 was sold and partially collected in the second. The pre-booked revenue therefore sits on the June 30 balance sheet as a $3.4 million contract liability rather than on the income statement, and the partial cost of delivering it sits alongside as $3.7 million of deferred contract costs. Reported second quarter revenue of $0.1 million reflects production and technical services performed under the Sri Lanka Cricket Future Tours Program and does not include any Season 6 economics.

Revenue and Contracted Backlog

Revenue from continuing operations was $0.1 million for the second quarter of 2026, all of which was earned outside the United States. As the merger closed on February 17, 2026 and the legacy business is presented as discontinued operations, prior year continuing operations figures are not comparable. On a pro forma basis, as if the merger had occurred on January 1, 2025, revenue would have been $0.1 million for the second quarter of 2026 and $0.5 million for the first half, compared with $0.7 million and $2.3 million for the corresponding 2025 periods. The decline reflects the shift in the Lanka Premier League calendar, with Season 6 falling in the second half of 2026.

At June 30, 2026 the Company had $3.4 million of contract liabilities, primarily representing franchise, sponsorship and production fees billed or received in advance of Season 6 performance. The Company expects to recognize substantially all of these amounts as revenue during the third quarter of 2026 as the related Season 6 performance obligations are satisfied.

Costs and Net Loss

Total operating expenses were $6.5 million for the second quarter, consisting of $2.8 million of general and administrative expense and $3.7 million of non-cash amortization of intangible assets acquired in the merger. Loss from operations was $6.5 million.

Net loss was $8 million, or $(0.91) per basic and diluted share, compared with a net loss of $6.2 million, or $(10.64) per share, in the second quarter of 2025. The per share improvement reflects the substantially larger share count following the Series B conversion. Non-operating expense of $1.5 million included $2.5 million of interest expense, a $1.5 million non-cash loss on issuance of derivatives and a $2.4 million non-cash gain from the change in fair value of derivative liabilities. Amortization of acquired intangibles and derivative related charges are non-cash and together account for most of the reported loss.

Net cash used in operating activities of continuing operations was $3.5 million for the six months ended June 30, 2026, a period that includes the funding of Season 6 delivery costs.

Balance Sheet and Capital Structure

Total assets were $266 million at June 30, 2026, compared with $0.3 million at December 31, 2025, reflecting $122.8 million of goodwill and $132.6 million of net identifiable intangible assets recognized in the merger. The purchase price allocation was completed during the second quarter and is final. No goodwill impairment indicators were identified during the quarter.

Total stockholders’ equity was $191.9 million at June 30, 2026, compared with a deficit of $45.2 million at December 31, 2025.

During the quarter, the Company made significant progress reducing legacy obligations, including the full satisfaction of certain term and asset-based debt facilities. The Company also resolved related legacy litigation, further simplifying the balance sheet and corporate structure.

Selected Financial Data

(unaudited)	Q2 2026	Q2 2025	Change
Revenue, continuing operations	$44,318	n/a	n/a
Pro forma revenue	$44,000	$710,000	(93.8)%
Total operating expenses	$6,528,254	n/a	n/a
Loss from operations	$(6,483,936)	n/a	n/a
Net loss	$(8,032,496)	$(6,204,144)	Loss widened 29.5%
Net loss per share, basic and diluted	$(0.91)	$(10.64)	Improved 91.4%

Balance sheet	June 30, 2026	Dec. 31, 2025	Change
Cash	$2,389,423	$10,644	n/m
Total assets	$265,984,617	$331,947	n/m
Contract liabilities	$3,378,745	$0	n/m
Deferred contract costs	$3,715,500	$0	n/m
Total stockholders’ equity (deficit)	$191,903,391	$(45,165,234)	n/m

n/a: continuing operations comparatives are not meaningful because the merger closed February 17, 2026 and the legacy business is presented as discontinued operations. n/m: not meaningful.

Liquidity

The Company had cash of $2.4 million, a working capital deficiency of $63.6 million, and an accumulated deficit of $136 million at June 30, 2026. Current liabilities include $39.7 million of liabilities of discontinued operations relating to the wind down of the legacy controlled environment agriculture business.

Management Commentary –

“We completed a successful Season 6 of the LPL earlier this month, and substantially all of the related revenue is expected to be recognized in the third quarter. During the second quarter, a significant portion of our franchise fees and sponsorship revenues was contracted and billed in advance, but could not yet be recognized as revenue because Season 6 had not been delivered. We also completed the second step of the merger, satisfied the Nasdaq change-of-control condition, retired several legacy debt obligations, and fully separated the legacy agriculture business from the operating company. As a result, we expect the third quarter to provide investors with a much clearer view of the operating performance and revenue-generating capability of the business,” said Bradley Nattrass, CEO of Flash.

About Flash Sports & Media Holdings, Inc.

Flash (Nasdaq: FLZH) is a cricket-focused sports and media company seeking to develop and commercialize cricket media, league-management, sponsorship, and related sports-entertainment opportunities. Through its relationship with IPG, Flash is focused on professional cricket properties, media and broadcast opportunities, sponsorships, league operations, and related commercial initiatives. The Company’s business plans remain subject to execution risks, market conditions, definitive agreements, third-party approvals, and the Company’s ability to finance, develop, and commercialize its sports and media initiatives. https://flashsportsandmedia.com   https://flashsm.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. Forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning the timing and amount of revenue expected to be recognized in connection with Season 6 of the Lanka Premier League (“LPL”); the satisfaction of performance obligations relating to franchise, sponsorship, production, media rights and other contracted amounts; the collection of amounts billed or otherwise due to the Company; the Company’s expected financial and operating performance in future periods; the revenue-generating capability and commercial performance of the Company’s business; the development, operation and commercialization of the LPL and other cricket, sports and media properties; the Company’s relationship with Innovative Production Group FZ, LLC and other strategic and commercial partners; the Company’s ability to generate revenues, obtain financing, maintain sufficient liquidity, satisfy or resolve legacy obligations, execute its business plan and maintain compliance with the applicable listing standards of The Nasdaq Stock Market LLC; and other statements regarding the Company’s expectations, plans, strategies, prospects and future financial or operating performance.

In particular, statements regarding the expected recognition during the third quarter of 2026 of amounts recorded as contract liabilities at June 30, 2026 are forward-looking statements. The timing and amount of revenue ultimately recognized may differ from current expectations based on the satisfaction of applicable performance obligations and other requirements under ASC 606.

Forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would” and similar words or expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and assumptions that may cause actual results, performance, events or outcomes to differ materially from those expressed or implied by such forward-looking statements.

These risks and uncertainties include, without limitation, risks relating to the timing and satisfaction of performance obligations under the Company’s contracts; the timing and amount of revenue recognition under ASC 606; the collectability of amounts billed or otherwise due to the Company; the seasonal nature of cricket leagues and events; the Company’s ability to develop, finance, operate, commercialize and monetize cricket, sports, media, league-management, sponsorship, broadcast and related business lines; the Company’s dependence on third-party relationships, including relationships with IPG, cricket governing bodies, league operators, venues, broadcasters, sponsors, franchise owners, players and other commercial counterparties; the possibility that existing or contemplated relationships, arrangements, rights or opportunities may be terminated, delayed, modified, disputed or fail to produce expected results; the Company’s ability to obtain and maintain required governmental, regulatory, league, venue, governing-body, shareholder, exchange or other approvals, consents or authorizations; the possibility that anticipated franchise, sponsorship, media rights, broadcast, advertising, ticketing, licensing or other revenues may not materialize, may be delayed or may be less favorable than expected; the Company’s liquidity requirements and ability to raise additional capital on acceptable terms, or at all; the potential dilutive effects of future financing transactions; risks relating to the Company’s goodwill and other intangible assets; liabilities and other matters associated with the Company’s discontinued legacy operations; international business and regulatory risks; general economic, industry and capital markets conditions; volatility in the trading price and liquidity of the Company’s securities; the Company’s ability to maintain compliance with applicable Nasdaq listing standards; and the Company’s ability to comply with applicable SEC reporting, disclosure and internal control requirements.

Additional factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made with the SEC. Forward-looking statements speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to update, revise or supplement any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Investors@flashsm.com

Company Websites:

https://flashsportsandmedia.com

https://www.theipggroup.com

Company Handles:

Instagram: @flash_sportsmedia

TikTok: @flash_sportsandme

YouTube: @FlashSportsandMedia

Facebook: @FlashSportsandMedia

Source: Flash Sports & Media Holdings, Inc. (Nasdaq: FLZH)

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